Exhibit 99.3

Clearside Biomedical Announces Pricing of $12 Million Registered Direct Offering

ALPHARETTA, Ga., January 6, 2021-- Clearside Biomedical, Inc. (NASDAQ:CLSD), a biopharmaceutical company dedicated to developing and delivering treatments that restore and preserve vision for people with serious back of the eye diseases, announced today that it has entered into a securities purchase agreement with institutional investors and certain existing stockholders, providing for the purchase and sale of 4,209,050 shares of common stock at a price of $2.851 per share, priced at-the-market under Nasdaq rules based on the five-day average closing price of the common stock, in a registered direct offering, resulting in total gross proceeds of approximately $12.0 million, before deducting the placement agent’s fees and other estimated offering expenses.

The offering is expected to close on or about January 8, 2021, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the sole placement agent for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-238128) (including a prospectus) previously filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2020, amended on May 19, 2020 and declared effective by the SEC on May 22, 2020. A prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, by calling (800) 678-9147 or by e-mail at rothecm@roth.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Clearside Biomedical

Clearside Biomedical, Inc. is a biopharmaceutical company dedicated to developing and delivering treatments that restore and preserve vision for people with serious back of the eye diseases. Clearside’s proprietary SCS Microinjector® targets the suprachoroidal space (SCS®) and offers unique access to the macula, retina and choroid where sight-threatening disease often occurs. Clearside’s SCS injection platform is an inherently flexible, in-office, non-surgical procedure, intended to provide targeted delivery to the site of disease and to work with both established and new formulations of medications, as well as future therapeutic innovations such as gene therapy. For more information, please visit www.clearsidebio.com.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Clearside, including statements about the closing of the offering and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in Clearside’s Annual Report on Form 10-K filed with the SEC on March 13, 2020, Clearside’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2020 and other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent Clearside’s views as of the date hereof. Clearside anticipates that subsequent events and developments will cause Clearside’s views to change. However, while Clearside may elect to update these forward-looking statements at some point in the future, Clearside specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Clearside’s views as of any date subsequent to the date hereof.

Investor and Media Contacts:

Jenny Kobin

Remy Bernarda

ir@clearsidebio.com

(678) 430-8206

Source: Clearside Biomedical, Inc.